EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of United Security Bancshares, Inc. (the “Company”) hereby severally constitutes and appoints each of James F. House and Robert Steen as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing), to sign the Company’s registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of 150,000 additional shares of the Company’s common stock, par value $0.01 per share, under or pursuant to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “Registration Statement”) and any and all amendments to the Registration Statement, including any post-effective amendments, as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person, and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

/s/ James F. House	President, Chief Executive	June 27, 2013
James F. House	Officer and Director (Principal Executive Officer)

/s/ Robert Steen	Vice President, Treasurer,	June 27, 2013
Robert Steen	Assistant Secretary, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer, Principal Accounting Officer)

/s/ Andrew C. Bearden, Jr.	Director	June 27, 2013
Andrew C. Bearden, Jr.

/s/ Linda H. Breedlove	Director	June 27, 2013
Linda H. Breedlove

/s/ Gerald P. Corgill	Director	June 27, 2013
Gerald P. Corgill

/s/ John C. Gordon	Director	June 27, 2013
John C. Gordon

/s/ William G. Harrison	Director	June 27, 2013
William G. Harrison

/s/ J. Lee McPhearson	Director	June 27, 2013
J. Lee McPhearson

/s/ Jack W. Meigs	Director	June 27, 2013
Jack W. Meigs

/s/ A. J. Strickland, III	Director	June 27, 2013
A. J. Strickland, III

/s/ Howard M. Whitted	Director	June 27, 2013
Howard M. Whitted

/s/ Bruce N. Wilson	Director	June 27, 2013
Bruce N. Wilson